Exhibit 16.1

October 17, 2019

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	UPD Holdings Corp.
File No.:	001-13621

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on October 17, 2019 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas